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ALPHA INDUSTRIES, INC. AND SUBSIDIARIES


                                  EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

        NAME                                       JURISDICTION OF INCORPORATION
Alpha Industries Limited                             England

Alpha Industries GmbH                                Germany

Alpha Securities Corporation                         Massachusetts

CFP Holding Company, Inc.                            Washington

Trans-Tech, Inc.                                     Maryland

Trans-Tech Europe SARL                               France